Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 9, 2014 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Cisco Systems, Inc.’s Annual Report on Form 10-K for the year ended July 26, 2014.

/s/ PricewaterhouseCoopers LLP
San Jose, California
June 5, 2015